EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated March 6, 2014, with respect to the statements of condition including the related portfolios of ETF Allocation Portfolio, Series 18 and ETF Diversified Income Portfolio, Series 16 (included in Invesco Unit Trusts, Series 1412) as of March 6, 2014, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-193297) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
March 6, 2014